UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 6, 2009

ORGANIC TO GO FOOD CORPORATION
(Exact name of registrant as specified in charter)

Delaware	0-21061	58-2044990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

3317 Third Avenue South
Seattle, Washington 98134
(Address of Principal Executive Offices) (Zip Code)

(206) 838-4670
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed in a Current Report on Form 8-K  filed by  Organic To Go Food Corporation (the “Company”) on February 20, 2009, the Company closed the transactions contemplated by that certain Note Purchase Agreement, dated February 11, 2009 (the “Note Purchase Agreement”), by and between the Company and W.Health L.P., a limited partnership organized under the laws of the Bahamas  (the “Investor”), pursuant to which, among other things, the Company sold a $5.0 million secured convertible promissory to the Investor (the “Debt Financing”). A summary of the material terms of the Debt Financing was previously disclosed in a Current Report on Form 8-K filed by the Company on February 11, 2009, which is incorporated herein by reference.

Pursuant to the Note Purchase Agreement, Dr. Bogdan von Rueckmann was appointed as a member of the Board of Directors of the Company to be effective not less than ten (10) days after the mailing of a Schedule 14F-1 to the stockholders of the Company.  The Schedule 14F-1 was mailed to the Company’s stockholders on February 24, 2009, and Dr. von Rueckmann’s appointment as a member of the Board of Directors became effective on March 6, 2009.

Dr. Bogdan von Rueckmann is a partner of Inventages Whealth Management, Inc., the general partner of the Investor, which is a controlling stockholder of the Company.

There are no family relationships among Dr. von Rueckmann and the directors or executive officers of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANIC TO GO FOOD CORPORATION

Date: March 6, 2009	By:	/s/ Michael Gats
Michael Gats
Chief Financial Officer